Exhibit 99.1

Citigroup Inc.
CHF 300,000,000 3.125% Fixed Rate Senior Notes 2006-2021
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swiss Francs ("CHF").
3.	Aggregate Nominal Amount of Series:	Part A: CHF 250,000,000 Part B: CHF 50,000,000
4.	Issue Price:	Part A: 100.620% Part B: 100.445%.
5.	Specified Denominations:	CHF 5,000 per Note.
6.	Issue Date:	September 27, 2006.
7.	Maturity Date:	September 27, 2021.
8.	Interest Basis:	The Notes will bear interest payable annually in arrears at a fixed rate from, and including, the Issue Date to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par.
10.	Status of the Notes:	Senior.
11.	Listing:	SWX Swiss Exchange.
PROVISIONS RELATING TO INTEREST
12.	Fixed Rate Note Provisions:	Applicable.
	(i) Rate of Interest:	3.125% per annum.
	(ii) Interest Payment Dates:	September 27 in each year from, and including, September 27, 2007 to, and including, September 27, 2021, subject to the following business day convention.
	(iii) Fixed Coupon Amount:	CHF 156.25 per Note of CHF 5,000 denomination.
	(iv) Day Count Fraction:	30/360.
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount of each Note:	Par.
14.	Early Redemption Amount of each Note:	Par, payable upon redemption for tax reasons or event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes.
16.	Financial Center relating to Payment Dates:	Zurich.
17.	Consolidation provisions:	Applicable.
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable.

OPERATIONAL INFORMATION

19.	ISIN Code:	CH0026791225
20.	Common Code:	026608155 .
21.	Swiss Security Number:	2’679’122